SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 12, 2012

(Date of Earliest Event Reported)

BRENHAM OIL & GAS CORP.

(Exact Name Of Registrant As Specified In Its Charter)

Nevada	333-169507	27-2413874
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

On September 12, 2012, the board of directors of Brenham Oil & Gas Corp. (“Brenham”) accepted the resignation of S. Scott Gaille as President of Brenham. Mr. Gaille will continue to serve as a member of Brenham's board of directors. Mr. Gaille, in his letter of resignation, a copy of which is attached as Exhibit 17 hereto, informed Brenham that his resignation was due to his increasing responsibilities related to his employment with another company. Brenham understands that his new employment position is with another public energy company that required that he resign as President of Brenham to prevent any potential conflict of interest.

Mr. Gaille had no disagreements with the operations, policies or practices of Brenham.

Mr. Daniel Dror, CEO and Chairman, has temporarily assumed the position of President of Brenham.

SIGNATURES

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ DANIEL DROR

   CEO AND CHAIRMAN

   Dated: September 12, 2012